EXHIBIT 99.1

LED Lighting, EV Charging and Electrical Maintenance Provider Orion Announces Preliminary

Q3’24 Revenue Growing to $25.8M-$26.2M and Improved Cash Position; Updates FY 2024 Anticipated Revenue Outlook to $90M-$95M

Manitowoc, WI – January 18, 2024 – Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a provider of energy-efficient LED lighting, electric vehicle (EV) charging station solutions, and maintenance services, in anticipation of upcoming investor conferences and sessions, today announced preliminary revenue results for its fiscal 2024 third quarter (Q3’24) ended December 31, 2023 and updated its anticipated revenue outlook for the full fiscal 2024 year ending March 31, 2024. Orion expects to report final Q3’24 financial results on Wednesday, February 7, 2024 and to hold an investor call that day at 10:00 a.m. ET. In addition, management plans to discuss its Q3’24 preliminary results at the Sidoti Microcap Conference on January 18.

Orion’s preliminary results described in the press release are subject to adjustment and finalization based on Orion’s quarterly reporting period closing procedures and the related review procedures conducted by its independent auditors.

Q3 Snapshot				Prior Three Quarters
$ in millions except per share figures	Q3’24 Estimated*	Q3'23	Estimated Change	Q2’24	Q1’24	Q4’23
LED Lighting Revenue	$18.6	$14.2	+$4.4	$13.6	$12.6	$14.5
Maintenance Revenue	$4.6	$3.3	+$1.3	$3.6	$3.8	$3.7
EV Charging Revenue	$2.8	$2.8	$0.0	$3.4	$1.2	$3.4
Total Revenue	$26.0	$20.3	+28%	$20.6	$17.6	$21.6

*Based on mid-point of revenue range

Revenue Highlights

Orion reported a preliminary Q3’24 revenue range of $25.8M to $26.2M, an approximate increase of 28%, compared to Q3’23 revenue of $20.3M. Based on the mid-point of the revenue range, preliminary Q3’24 revenues were comprised as follows:

•
LED Lighting revenue increased to approximately $18.6M in Q3’24 vs. $14.2M in Q3’23 and $13.6M in Q2’24, driven by anticipated growth in contract activity for larger customers that is expected to continue for the balance of FY 2024 and into FY 2025. Larger projects include approximately $6.5M in remaining revenue from a European retrofit project for the U.S. Department of Defense, an ongoing external lighting project for Orion’s largest customer, and an ongoing national LED lighting project for a global warehouse/logistics customer.
•
EV charging solutions revenue was approximately $2.8M in Q3’24 vs. $3.4M in Q2’24 and $2.8M in the year ago quarter. The Voltrek business has substantially expanded and enhanced its team and geographic reach and is seeing steady growth in its project pipeline as well as new project quoting activity.
•
Maintenance services revenue rose to approximately $4.6M in Q3’24 compared to $3.6M in Q2’24 and $3.6M in Q3’23, principally benefitting from a 3-year agreement to provide preventative lighting

EXHIBIT 99.1

maintenance services for a customer’s approximately 2,000 retail locations nationwide. Orion continues to focus on the profitability of remaining legacy contracts.
•
Orion closed Q3’24 with approximately $17.5M of financial liquidity, comprised of approximately $5.0M of cash and cash equivalents and approximately $12.5M net availability on its credit facility. This is an improvement from Q2’24, when Orion had approximately $12.9M of liquidity, including $4.0M of cash and cash equivalents and $8.9M of net availability on its credit facility.

Orion CEO Mike Jenkins commented, “As anticipated, our LED lighting operations have been ramping to address a growing base of larger client projects and our EV charging business continues to gain traction in building its project pipeline, however its quarter-to-quarter results were impacted by the timing of larger projects. Our Q3’24 results reflected additional customer-related delays on our European LED lighting project, however we expect to complete the vast majority of the work during our fourth quarter. As an outcome of some project delays, we have updated our full year guidance to a range of $90M to $95M – growth of 16-23%, from an earlier expectation of growth to at least $100M.

“Finally, because we are confident about the long-term potential for our business, we are investing time to get out and meet with investors. We hope to speak with you at upcoming events including the Sidoti Microcap Conference today, a non-deal roadshow in late January, or the LD Micro Invitational in New York City on April 8th & 9th.”

Business Outlook

•
Orion now expects FY 2024 revenue growth between 16% and 23% to a range of approximately $90M to $95M. This updated outlook implies Q4’24 revenue in the range of $26M to $31M compared to $21.6M in Q4’23.
•
Growth over the balance of FY 2024 is largely expected from large national account LED lighting projects including the large DoD European retrofit project, an external lighting project for Orion’s largest customer, and projects for a large warehouse/logistics sector customer. Additionally, Orion expects growth in EV charging solutions driven by its current project pipeline. Maintenance services are expected to decrease slightly over the balance of FY 2024, reflecting the impact of new pricing on certain legacy customer renewal discussions.

About Orion Energy Systems

Orion provides energy efficiency and clean tech solutions, including LED lighting and controls, maintenance services and electrical vehicle (EV) charging solutions. Orion specializes in turnkey design-through-installation solutions for large national customers as well as projects through ESCO and distribution partners, with a commitment to helping customers achieve their business and environmental goals with healthy, safe and sustainable solutions that reduce their carbon footprint and enhance business performance.

Orion is committed to operating responsibly throughout all areas of our organization. Learn more about our Sustainability and Governance priorities, goals and progress here or visit our website at www.orionlighting.com.

Safe Harbor Statement

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe our future outlook, plans, expectations, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those

EXHIBIT 99.1

expected, including, but not limited to, the following: (i) our ability to realize the anticipated benefits of the Voltrek acquisition; (ii) we may encounter substantial difficulties, costs and delays involved in integrating our operations with Voltrek’s business; (iii) disruption of management’s attention from ongoing business operations due to the Voltrek acquisition; (iv) our ability to manage general economic, business and geopolitical conditions, including the impacts of natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as the COVID-19 pandemic; (v) the deterioration of market conditions, including our dependence on customers' capital budgets for sales of products and services, and adverse impacts on costs and the demand for our products as a result of factors such as the COVID-19 pandemic and the implementation of tariffs; (vi) our ability to adapt and respond to supply chain challenges, especially related to shipping and logistics issues, component availability, rising input costs, and a tight labor market; (vii) our ability to recruit, hire and retain talented individuals in all disciplines of our company; (viii) our ability to successfully launch, manage and maintain our refocused business strategy to successfully bring to market new and innovative product and service offerings; (ix) potential asset impairment charges and/or increases on our deferred tax asset reserve; (x) our dependence on a limited number of key customers, and the potential consequences of the loss of one or more key customers or suppliers, including key contacts at such customers; (xi) our ability to identify and successfully complete transactions with suitable acquisition candidates in the future as part of our growth strategy; (xii) the availability of additional debt financing and/or equity capital to pursue our evolving strategy and sustain our growth initiatives; (xiii) our risk of potential loss related to single or focused exposure within the current customer base and product offerings; (xiv) our ability to achieve and sustain profitability and positive cash flows; (xv) our ability to differentiate our products in a highly competitive and converging market, expand our customer base and gain market share; (xvi) our ability to manage and mitigate downward pressure on the average selling prices of our products as a result of competitive pressures in the LED market; (xvii) our ability to manage our inventory and avoid inventory obsolescence in a rapidly evolving LED market; (xviii) our increasing reliance on third parties for the manufacture and development of products, product components, as well as the provision of certain services; (xix) our increasing emphasis on selling more of our products through third party distributors and sales agents, including our ability to attract and retain effective third party distributors and sales agents to execute our sales model; (xx) our ability to develop and participate in new product and technology offerings or applications in a cost effective and timely manner; (xxi) our ability to maintain safe and secure information technology systems; (xxii) our failure to comply with the covenants in our credit agreement; (xxiii) our ability to balance customer demand and production capacity; (xxiv) our ability to maintain an effective system of internal control over financial reporting; (xxv) price fluctuations (including as a result of tariffs), shortages or interruptions of component supplies and raw materials used to manufacture our products; (xxvi) our ability to defend our patent portfolio and license technology from third parties; (xxvii) a reduction in the price of electricity; (xxviii) the reduction or elimination of investments in, or incentives to adopt, LED lighting or the elimination of, or changes in, policies, incentives or rebates in certain states or countries that encourage the use of LEDs over some traditional lighting technologies; (xxix) the cost to comply with, and the effects of, any current and future industry and government regulations, laws and policies; (xxx) potential warranty claims in excess of our reserve estimates; and (xxxi) the other risks described in our filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com in the Investor Relations section of our Website.

Twitter: @OrionLighting and @OrionLightingIR

StockTwits: @Orion_IR

###

EXHIBIT 99.1

Investor Relations Contacts

Per Brodin, CFO	William Jones; David Collins
Orion Energy Systems, Inc.	Catalyst IR
pbrodin@oesx.com	(212) 924-9800 or OESX@catalyst-ir.com